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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 8, 2004, in the Registration Statement (Form S-1) and related Prospectus of Iteris Holdings, Inc. for the registration of 6,110,738 shares of its Class A common stock.

/s/ Ernst & Young LLP
Orange County, California July 9, 2004

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  Exhibit 23.1